EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Mikohn Gaming Corporation
Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements on Form S-8 (File Nos. 33-73506, 333-07441, 333-30525 and 333-30605) of our report dated April
14, 2003, relating to the consolidated financial statements of Mikohn Gaming Corporation appearing in the Company's Annual Report on Form 10-K as of December 31, 2002 and 2001 and for the three years in the period ended December 31, 2002.


BDO Seidman, LLP
Los Angeles, California
April 14, 2003